Exhibit 99.2

Quarterly Supplemental Information

VEREIT

First Quarter 2020

VER
LISTED
NYSE

A real estate operating company which owns single-tenant commercial properties.

Disciplined. Transparent. Consistent.

www.VEREIT.com

Walgreens
PHARMACY

FedEx

THE HOME DEPOT
CALIFORNIA'S HOME IMPROVEMENT WAREHOUSE

amazon

Q1 2020 SUPPLEMENTAL INFORMATION

VEREIT Supplemental Information
March 31, 2020

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 2

Q1 2020 SUPPLEMENTAL INFORMATION

About the Data

This data and other information described herein are as of and for the three months ended March 31, 2020, unless otherwise indicated. Certain balances have been reclassified to conform with the current period's presentations, including partnership fees earned from services provided to our unconsolidated joint ventures, which were previously included in other income, net. Future performance may not be consistent with past performance and is subject to change and inherent risks and uncertainties. This information should be read in conjunction with the financial statements and the Management's Discussion and Analysis of Financial Condition and Results of Operations sections contained in VEREIT, Inc.'s (the "Company," "VEREIT," "us," "our" and "we") Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Reports on Form 10-Q for the periods ended March 31, 2020, September 30, 2019, June 30, 2019, and March 31, 2019.

The novel coronavirus (“COVID-19”) pandemic has negatively affected the Company’s business, financial condition, results of operations and liquidity, has had repercussions across local, national and global economies and has resulted in stock market volatility. As of March 31, 2020, the impact of COVID-19 on the Company’s business had not been significant, but the Company is closely monitoring the pandemic and its effects and continues to review receivables related to rent, straight-line rent and property operating expense reimbursements for collectability and changes in circumstances that could indicate the carrying value of its real estate assets or goodwill may not be recoverable.

In the third quarter of 2019, the Company entered into agreements to settle certain outstanding litigation, including the pending class action litigation, In re American Realty Capital Properties, Inc. Litigation, No. 1:15-mc-00040 (AKH) (the “Class Action”). In accordance with the terms of the stipulation of settlement and settlement contemplated therein for the Class Action (the "Class Action Settlement"), certain defendants agreed to pay in the aggregate $1.025 billion, comprised of contributions from the Company’s former external manager and its principals (together, the “Former Manager”) totaling $225.0 million, $12.5 million from the Company’s former Chief Financial Officer (the “Former CFO”), $49.0 million from the Company’s former auditor, and the balance of $738.5 million from the Company. The contribution from the Company’s Former Manager and Former CFO was satisfied with a combination of (i) limited partner OP Units held by the Former Manager and Former CFO, (ii) amounts due related to dividends on certain of such limited partner OP Units previously withheld from distribution, (iii) the value of substantially all of the limited partner OP Units and dividends surrendered to the Company in July 2019 as a result of a settlement by the Former Manager with the U.S. Securities and Exchange Commission (the "SEC"), and (iv) cash paid by the Former Manager and Former CFO. Pursuant to the Class Action Settlement, on October 15, 2019, the Company funded $966.3 million in connection therewith, which includes the Company's contribution of $738.5 million and cash contributed by the Company to the Class Action Settlement fund for the surrendered limited partner OP Units and amounts due related to the previously withheld dividends. The Company determined that Net Debt (as defined herein) as of September 30, 2019 should include the amounts payable in cash pursuant to the Class Action Settlement. Management believes that including the impact of the payables in Net Debt provides useful information to investors to assess our liquidity, financial flexibility, capital structure and leverage, as the Company maintained a high cash balance at September 30, 2019 with the intent to use the cash to fund the Class Action Settlement. The Company also entered into settlement agreements and releases to settle the remaining opt out actions and paid $27.0 million during the three months ended September 30, 2019 in connection therewith, which when aggregated with the Company's contribution to the Class Action Settlement is a total cost to the Company of approximately $765.5 million in the third quarter of 2019.

In the second quarter of 2019, the Company sold six consolidated properties to two newly-formed unconsolidated joint ventures (the "Industrial Partnership"), and in the first quarter of 2020, the Company sold two consolidated properties to a newly-formed joint venture (the "Office Partnership"). The Company exercises significant influence, but not control, over the underlying joint ventures. Under GAAP, the Company accounts for its investments in the Industrial Partnership, the Office Partnership and one previously existing joint venture under the equity method of accounting and does not consolidate the financial results and position of the underlying joint ventures. The Company determined that effective April 1, 2019, certain non-GAAP measures and operating metrics should include the Company's pro rata share of such measures and metrics from the Company's unconsolidated joint ventures, based upon the Company's legal ownership percentage, which may, at times, not equal the Company's economic interest because of various provisions in the joint venture agreements regarding capital contributions, distributions of cash flow based on capital account balances, allocations of profits and losses and payments of preferred returns. Management believes that including the Company's pro rata share in certain non-GAAP measures and operating metrics is helpful in understanding the financial condition and performance and operating metrics of the Company. The Company did not update data presented for prior periods as the impact on prior period non-GAAP measures and operating metrics was immaterial. The Company does not adjust non-GAAP measures and operating metrics for the partner's pro rata share of the Company's consolidated joint venture as the impact is immaterial.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
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Q1 2020 SUPPLEMENTAL INFORMATION

Forward-Looking Statements

Information set forth herein contains “forward-looking statements” (within the meaning of the federal securities laws, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended), which reflect the Company's expectations and projections regarding future events and plans, the Company's future financial condition, results of operations, liquidity and business, including acquisitions, rent receipts, rent relief requests, debt levels, the payment of future dividends and the impact of COVID-19 on the Company's business. Generally, the words "anticipates," "assumes," "believes," "continues," "could," "estimates," "expects," "goals," "intends," "may," "plans," "projects," "seeks," "should," "targets," "will," variations of such words and similar expressions identify forward-looking statements. These forward-looking statements are based on information currently available and involve a number of known and unknown assumptions and risks, uncertainties and other factors, which may be difficult to predict and beyond the Company's control, that could cause actual events and plans or could cause the Company's business, financial condition, liquidity and results of operations to differ materially from those expressed or implied in the forward-looking statements. Further, information regarding historical rent collections should not serve as an indication of future rent collections.

The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: the duration and extent of the impact of COVID-19 on our business and the businesses of our tenants (including their ability to timely make rent payments) and the economy generally; federal or state legislation or regulation that could impact the timely payment of rent by tenants in light of COVID-19; the Company's plans, market and other expectations, objectives, intentions and other statements that are not historical facts; the Company's ability to renew leases, lease vacant space or re-lease space as leases expire on favorable terms or at all; risks associated with tenant, geographic and industry concentrations with respect to the Company's properties; risks accompanying the management of its Industrial Partnership and Office Partnership; the impact of impairment charges in respect of certain of the Company's properties; unexpected costs or liabilities that may arise from potential dispositions, including related to limited partnership, tenant-in-common and Delaware statutory trust real estate programs and the Company's management with respect to such programs; competition in the acquisition and disposition of properties and in the leasing of its properties including that the Company may be unable to acquire, dispose of, or lease properties on advantageous terms or at all; risks associated with bankruptcies or insolvencies of tenants, from tenant defaults generally or from the unpredictability of the business plans and financial condition of the Company's tenants, which are heightened as a result of the COVID-19 pandemic; risks associated with the Company's substantial indebtedness, including that such indebtedness may affect the Company's ability to pay dividends and that the terms and restrictions within the agreements governing the Company's indebtedness may restrict its borrowing and operating flexibility; the ability to retain or hire key personnel; and continuation or deterioration of current market conditions. Additional factors that may affect future results are contained in the Company's filings with the SEC, which are available at the SEC’s website at www.sec.gov. The Company disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of changes in underlying assumptions or factors, new information, future events or otherwise, except as required by law.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
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Q1 2020 SUPPLEMENTAL INFORMATION

Company Overview (unaudited)

VEREIT is a real estate company incorporated in Maryland on December 2, 2010, which has elected to be taxed as a real estate investment trust ("REIT") for U.S. federal income tax purposes.

VEREIT is a full-service real estate operating company which owns and manages one of the largest portfolios of single-tenant commercial properties in the U.S. VEREIT's business model provides equity capital to creditworthy corporations in return for long-term leases on their properties. The Company targets properties that are strategically located and essential to the business operations of the tenant, as well as retail properties that offer necessity- and value-oriented products or services. At March 31, 2020, approximately 36.7% of the Company's Annualized Rental Income was earned from Investment-Grade Tenants, Economic Occupancy Rate was 99.1% and the Weighted Average Remaining Lease Term was 8.3 years.

Tenants, Trademarks and Logos
VEREIT is not affiliated with, is not endorsed by, does not endorse and is not sponsored by or a sponsor of the products or services pictured or mentioned. The names, logos and all related product and service names, design marks and slogans are the trademarks or service marks of their respective companies.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
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Q1 2020 SUPPLEMENTAL INFORMATION

Company Overview (cont.)

Senior Management	Board of Directors

Glenn J. Rufrano, Chief Executive Officer	Hugh R. Frater, Non-Executive Chairman

Michael J. Bartolotta, Executive Vice President and Chief Financial Officer	David B. Henry, Independent Director

Lauren Goldberg, Executive Vice President, General Counsel and Secretary	Mary Hogan Preusse, Independent Director

Paul H. McDowell, Executive Vice President and Chief Operating Officer	Richard J. Lieb, Independent Director

Thomas W. Roberts, Executive Vice President and Chief Investment Officer	Mark S. Ordan, Independent Director

Gavin B. Brandon, Senior Vice President and Chief Accounting Officer	Eugene A. Pinover, Independent Director

Julie G. Richardson, Independent Director

Glenn J. Rufrano, Chief Executive Officer and Director

Corporate Offices and Contact Information

2325 E. Camelback Road, 9th Floor	19 West 44th Street, Suite 1401
Phoenix, AZ 85016	New York, NY 10036
800-606-3610	212-413-9100
www.VEREIT.com

Trading Symbols: VER, VER PF

Stock Exchange Listing: New York Stock Exchange

Transfer Agent
Computershare Trust Company, N.A.
250 Royall Street
Canton, MA 02021
800-736-3001

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 6

Q1 2020 SUPPLEMENTAL INFORMATION

Quarterly Financial Summary (unaudited, dollars in thousands, except share and per share amounts)

The following table summarizes the Company's quarterly financial results and portfolio metrics. Data presented represents continuing operations.

	Three Months Ended
Financial Results	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
Total revenues	$299,182	$305,685	$303,301	$312,188	$316,880
Income (loss) from continuing operations	$86,863	$71,168	$(741,529)	$292,284	$70,971
Basic and diluted income (loss) from continuing operations per share attributable to common stockholders and limited partners	$0.07	$0.05	$(0.76)	$0.27	$0.05
Normalized EBITDA	$255,481	$253,915	$258,625	$260,345	$263,936
FFO attributable to common stockholders and limited partners from continuing operations	$181,822	$149,433	$(657,147)	$179,038	$190,304
FFO attributable to common stockholders and limited partners from continuing operations per diluted share	$0.168	$0.139	$(0.655)	$0.179	$0.192
AFFO attributable to common stockholders and limited partners	$180,974	$173,853	$177,580	$177,099	$178,403
AFFO attributable to common stockholders and limited partners per diluted share	$0.168	$0.161	$0.177	$0.177	$0.180
Dividends declared per common share	$0.1375	$0.1375	$0.1375	$0.1375	$0.1375
Weighted-average shares outstanding - diluted	1,079,751,240	1,077,647,052	1,002,899,652	999,777,735	993,298,314

Portfolio Metrics
Operating Properties	3,853	3,858	3,926	3,950	3,980
Rentable Square Feet (in thousands)	89,539	89,491	90,704	90,631	94,742
Economic Occupancy Rate	99.1%	99.1%	99.0%	99.0%	98.9%
Weighted Average Remaining Lease Term (years)	8.3	8.3	8.4	8.6	8.7
Investment-Grade Tenants (1)	36.7%	38.6%	39.5%	39.6%	41.3%
___________________________________

(1)	The weighted-average credit rating of our investment-grade tenants was BBB+ as of March 31, 2020.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
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Q1 2020 SUPPLEMENTAL INFORMATION

Financial and Operations Statistics and Ratios (unaudited, dollars in thousands)

	Three Months Ended
	March 31, 2020		December 31, 2019		September 30, 2019		June 30, 2019		March 31, 2019
Interest Coverage Ratio
Interest Expense, excluding non-cash amortization (1)	$63,123		$66,292		$66,223		$67,815		$69,036
Normalized EBITDA (2)	255,481		253,915		258,625		260,345		263,936
Interest Coverage Ratio	4.05x		3.83x		3.91x		3.84x		3.82x

Fixed Charge Coverage Ratio
Interest Expense, excluding non-cash amortization (1)	$63,123		$66,292		$66,223		$67,815		$69,036
Secured debt principal amortization	1,071		2,360		2,326		2,256		2,430
Dividends attributable to preferred shares	12,948		15,964		16,578		17,973		17,973
Total fixed charges	77,142		84,616		85,127		88,044		89,439
Normalized EBITDA (2)	255,481		253,915		258,625		260,345		263,936
Fixed Charge Coverage Ratio	3.31	x	3.00x		3.04x		2.96x		2.95x

	March 31, 2020		December 31, 2019		September 30, 2019		June 30, 2019		March 31, 2019
Net Debt Ratios
Net Debt (3)	$5,815,734		$5,790,308		$5,658,503		$5,514,805		$6,049,418
Normalized EBITDA annualized	1,021,924		1,015,660		1,034,500		1,041,380		1,055,744
Net Debt to Normalized EBITDA annualized ratio	5.69	x	5.70	x	5.47	x	5.30	x	5.73	x

Net Debt (3)	$5,815,734		$5,790,308		$5,658,503		$5,514,805		$6,049,418
Gross Real Estate Investments (3)	14,781,956		14,775,948		14,911,108		14,950,309		15,411,364
Net Debt Leverage Ratio	39.3%		39.2%		37.9%		36.9%		39.3%

Unencumbered Assets/Real Estate Assets
Unencumbered Gross Real Estate Investments	$12,005,190		$11,681,648		$11,374,138		$11,361,522		$11,577,487
Gross Real Estate Investments (3)	14,781,956		14,775,948		14,911,108		14,950,309		15,411,364
Unencumbered Asset Ratio	81.2%		79.1%		76.3%		76.0%		75.1%
___________________________________

(1)
Refer to the Statements of Operations section for interest expense calculated in accordance with GAAP and to the Definitions section for the required reconciliation to the most directly comparable GAAP financial measure.

(2)
Refer to the Statements of Operations section for net income calculated in accordance with GAAP and to the EBITDA, EBITDAre and Normalized EBITDA section for the required reconciliation to the most directly comparable GAAP financial measure.

(3)
Refer to the Balance Sheets section for total debt and real estate investments, at cost calculated in accordance with GAAP and to the Definitions section for the required reconciliation to the most directly comparable GAAP financial measure. As discussed in the About the Data section, Net Debt as of September 30, 2019 includes the amounts payable in cash pursuant to the Class Action Settlement paid on October 15, 2019.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
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Q1 2020 SUPPLEMENTAL INFORMATION

Key Balance Sheet Metrics and Capital Structure (unaudited, dollars and shares in thousands, except per share amounts)

Common equity	42.4%

Corporate bonds	22.8%

Mortgage notes payable	11.3%

Credit facility term loan	7.2%

Revolving credit facility	7.0%

Preferred equity	6.2%

Convertible notes	2.6%

Unconsolidated joint ventures' pro rata share	0.5%

Fixed vs. Variable Rate Debt

Fixed	72.0%
Swapped to Fixed	14.0%
Variable (4)	14.0%

VEREIT Capitalization Table
	Wtd. Avg. Maturity (Years)	Rate (1)	March 31, 2020
Diluted shares outstanding			1,081,109
Stock price			$4.89
Implied Equity Market Capitalization			$5,286,623

Series F Perpetual Preferred (2)		6.70%	$773,025

Mortgage notes payable	2.7	5.02%	1,407,771
Unconsolidated joint ventures' pro rata share	3.9	3.34%	68,360
Total secured debt	2.8	4.94%	$1,476,131

Revolving credit facility	2.1	1.92%	871,313
Credit facility term loan	3.1	3.59%	900,000
Total unsecured credit facility	2.7	2.77%	$1,771,313

2020 convertible notes	0.7	3.75%	321,802
2024 corporate bonds	3.9	4.60%	500,000
2025 corporate bonds	5.6	4.63%	550,000
2026 corporate bonds	6.2	4.88%	600,000
2027 corporate bonds	7.4	3.95%	600,000
2029 corporate bonds	9.7	3.10%	600,000
Total unsecured debt	4.8	3.66%	$4,943,115

Total Adjusted Principal Outstanding	4.4	3.96%	$6,419,246

Total Capitalization			$12,478,894
Less: Cash and cash equivalents			600,945
Less: Pro rata share of unconsolidated joint ventures' cash and cash equivalents			2,567
Enterprise Value			$11,875,382

Net Debt/Enterprise Value			49.0%
Net Debt/Normalized EBITDA Annualized			5.69	x
Net Debt + Preferred (2)/Normalized EBITDA Annualized			6.45	x
Fixed Charge Coverage Ratio			3.31	x
Liquidity (3)			$1,229,632
___________________________________
(1)Weighted average interest rate for variable rate debt represents the interest rate in effect as of March 31, 2020.
(2)Balance represents 30.9 million shares of Series F Preferred Stock (and 30.9 million corresponding general partner Series F Preferred Units) and 49,766 limited partner Series F Preferred Units outstanding at March 31, 2020, multiplied by the liquidation preference of $25 per share.
(3)Liquidity represents cash and cash equivalents of $600.9 million and $628.7 million available capacity on our $1.5 billion revolving credit facility.
(4)Includes $559.3 million, which was received as of March 31, 2020, of the $600.0 million additional draw on our Revolving Credit Facility in excess of normal operating requirements to enhance our cash position that was initiated during the three months ended March 31, 2020. Excluding the $559.3 million, variable rate debt would be 5.8%.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
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Q1 2020 SUPPLEMENTAL INFORMATION

Balance Sheets (unaudited, in thousands)

	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
Assets
Real estate investments, at cost:
Land	$2,715,625	$2,738,679	$2,728,560	$2,763,348	$2,824,666
Buildings, fixtures and improvements	10,135,933	10,200,550	10,287,047	10,352,928	10,741,995
Intangible lease assets	1,899,900	1,904,641	1,909,932	1,927,699	2,003,825
Total real estate investments, at cost	14,751,458	14,843,870	14,925,539	15,043,975	15,570,486
Less: accumulated depreciation and amortization	3,659,980	3,594,247	3,559,403	3,488,838	3,544,252
Total real estate investments, net	11,091,478	11,249,623	11,366,136	11,555,137	12,026,234
Operating lease right-of-use assets	211,187	215,227	218,393	221,798	224,859
Investment in unconsolidated entities	78,718	68,825	69,025	68,633	35,790
Cash and cash equivalents	600,945	12,921	1,029,315	211,510	12,788
Restricted cash	18,720	20,959	20,742	20,692	18,517
Rent and tenant receivables and other assets, net	345,103	348,395	347,455	343,788	361,641
Goodwill	1,337,773	1,337,773	1,337,773	1,337,773	1,337,773
Real estate assets held for sale, net	88,513	26,957	66,684	22,553	36,022
Total assets	$13,772,437	$13,280,680	$14,455,523	$13,781,884	$14,053,624

Liabilities and Equity
Mortgage notes payable, net	$1,405,701	$1,528,134	$1,717,817	$1,745,331	$1,918,826
Corporate bonds, net	2,814,474	2,813,739	2,622,320	2,621,130	2,619,956
Convertible debt, net	319,120	318,183	397,726	396,766	395,823
Credit facility, net	1,767,306	1,045,669	895,351	895,033	1,089,725
Below-market lease liabilities, net	134,410	143,583	147,997	152,654	166,708
Accounts payable and accrued expenses	125,358	126,320	1,125,703	127,799	141,126
Derivative, deferred rent and other liabilities	146,893	90,349	101,828	77,713	70,220
Distributions payable	150,493	150,364	201,451	187,359	190,246
Operating lease liabilities	217,567	221,061	223,288	225,972	228,120
Total liabilities	7,081,322	6,437,402	7,433,481	6,429,757	6,820,750

Series F preferred stock	309	309	389	429	429
Common stock	10,778	10,768	10,677	9,734	9,716
Additional paid-in capital	13,252,447	13,251,962	13,360,675	12,655,018	12,645,148
Accumulated other comprehensive loss	(104,217)	(27,670)	(47,886)	(28,026)	(12,202)
Accumulated deficit	(6,475,568)	(6,399,626)	(6,306,590)	(5,416,759)	(5,550,574)
Total stockholders' equity	6,683,749	6,835,743	7,017,265	7,220,396	7,092,517
Non-controlling interests	7,366	7,535	4,777	131,731	140,357
Total equity	6,691,115	6,843,278	7,022,042	7,352,127	7,232,874
Total liabilities and equity	$13,772,437	$13,280,680	$14,455,523	$13,781,884	$14,053,624

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
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Q1 2020 SUPPLEMENTAL INFORMATION

Statements of Operations (unaudited, in thousands, except per share data)

	Three Months Ended
	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
Revenues:
Rental	$298,586	$305,363	$302,985	$312,043	$316,843
Fees from managed partnerships	596	322	316	145	37
Total revenues	299,182	305,685	303,301	312,188	316,880
Operating expenses:
Acquisition-related	1,523	1,168	1,199	985	985
Litigation and non-routine costs, net	(8,564)	8,659	832,024	(3,769)	(21,492)
Property operating	30,490	34,066	30,822	32,503	32,378
General and administrative	15,056	16,966	14,483	16,416	14,846
Depreciation and amortization	124,080	112,307	115,111	118,022	136,555
Impairments	8,380	22,851	3,944	8,308	11,988
Restructuring	—	356	783	290	9,076
Total operating expenses	170,965	196,373	998,366	172,755	184,336
Other income (expense):
Interest expense	(64,696)	(69,628)	(67,889)	(69,803)	(71,254)
(Loss) gain on extinguishment and forgiveness of debt, net	(1,280)	(17,413)	975	(1,472)	—
Other income (loss), net	175	7,139	2,421	3,030	(439)
Equity in income of unconsolidated entities	246	936	677	505	500
Gain on disposition of real estate and held for sale assets, net	25,249	41,541	18,520	221,755	10,831
Total other (expenses) income, net	(40,306)	(37,425)	(45,296)	154,015	(60,362)
Income (loss) before taxes	87,911	71,887	(740,361)	293,448	72,182
Provision for income taxes	(1,048)	(719)	(1,168)	(1,164)	(1,211)
Net income (loss)	86,863	71,168	(741,529)	292,284	70,971
Net (income) loss attributable to non-controlling interests	(55)	(43)	15,089	(6,626)	(1,667)
Net income (loss) attributable to the General Partner	$86,808	$71,125	$(726,440)	$285,658	$69,304

Basic and diluted net income (loss) per share attributable to common stockholders and limited partners	$0.07	$0.05	$(0.76)	$0.27	$0.05

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
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Q1 2020 SUPPLEMENTAL INFORMATION

Funds From Operations (FFO) (unaudited, in thousands, except share and per share data)

	Three Months Ended
	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
Net income (loss)	$86,863	$71,168	$(741,529)	$292,284	$70,971
Dividends on non-convertible preferred stock	(12,948)	(15,964)	(16,578)	(17,973)	(17,973)
Gain on disposition of real estate assets, net	(25,249)	(41,541)	(18,520)	(221,762)	(10,831)
Depreciation and amortization of real estate assets	123,645	111,892	114,695	117,616	135,861
Impairment of real estate	8,380	22,851	3,944	8,308	11,988
Proportionate share of adjustments for unconsolidated entities	1,131	1,027	841	565	288
FFO attributable to common stockholders and limited partners	$181,822	$149,433	$(657,147)	$179,038	$190,304

Weighted-average shares outstanding - basic	1,077,937,799	1,070,625,899	978,982,729	973,723,139	968,460,296
Effect of weighted-average Limited Partner OP Units and dilutive securities (1)	1,813,441	7,021,153	23,916,923	26,054,596	24,838,018
Weighted-average shares outstanding - diluted (2)	1,079,751,240	1,077,647,052	1,002,899,652	999,777,735	993,298,314

FFO attributable to common stockholders and limited partners per diluted share (3)	$0.168	$0.139	$(0.655)	$0.179	$0.192
___________________________________

(1)
In connection with the Class Action Settlement, the Former Manager and Former CFO surrendered 19.9 million limited partner OP Units that were canceled during the three months ended December 31, 2019. Dilutive securities include unvested restricted shares of Common Stock, unvested restricted stock units and stock options.

(2)
Weighted-average shares for all periods presented exclude the effect of the convertible debt as the Company would expect to settle the debt in cash and any shares underlying restricted stock units that are not issuable based on the Company’s level of achievement of certain performance targets through the respective reporting period.

(3)	Refer to the Statements of Operations section for basic and diluted net income (loss) per share attributable to common stockholders and limited partners.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 12

Q1 2020 SUPPLEMENTAL INFORMATION

Adjusted Funds From Operations (AFFO) (unaudited, in thousands, except share and per share data)

	Three Months Ended
	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
FFO attributable to common stockholders and limited partners	$181,822	$149,433	$(657,147)	$179,038	$190,304

Acquisition-related expenses	1,523	1,168	1,199	985	985
Litigation and non-routine costs, net	(8,564)	8,659	832,024	(3,769)	(21,492)
Payments received on fully reserved loans	—	(133)	—	—	—
Loss (gain) on investments	541	—	28	(5)	470
Loss on derivative instruments, net	—	—	—	24	34
Amortization of premiums and discounts on debt and investments, net	(689)	(1,479)	(1,177)	(1,392)	(1,264)
Amortization of above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities	748	504	692	611	731
Net direct financing lease adjustments	365	387	411	410	409
Amortization and write-off of deferred financing costs	2,841	5,305	3,319	3,346	3,494
Loss (gain) on extinguishment and forgiveness of debt, net	1,280	17,413	(975)	1,472	—
Straight-line rent	(2,054)	(7,107)	(5,470)	(8,043)	(7,412)
Equity-based compensation	2,602	2,934	2,924	3,706	2,687
Restructuring expenses	—	356	783	290	9,076
Other adjustments, net	228	(3,097)	1,138	617	569
Proportionate share of adjustments for unconsolidated entities	331	(493)	(128)	(196)	(188)
Adjustment for Excluded Properties	—	3	(41)	5	—
AFFO attributable to common stockholders and limited partners	$180,974	$173,853	$177,580	$177,099	$178,403

Weighted-average shares outstanding - basic	1,077,937,799	1,070,625,899	978,982,729	973,723,139	968,460,296
Effect of weighted-average Limited Partner OP Units and dilutive securities (1)	1,813,441	7,021,153	23,916,923	26,054,596	24,838,018
Weighted-average shares outstanding - diluted (2)	1,079,751,240	1,077,647,052	1,002,899,652	999,777,735	993,298,314

AFFO attributable to common stockholders and limited partners per diluted share (3)	$0.168	$0.161	$0.177	$0.177	$0.180
___________________________________

(1)
In connection with the Class Action Settlement, the Former Manager and Former CFO surrendered 19.9 million limited partner OP Units that were canceled during the three months ended December 31, 2019. Dilutive securities include unvested restricted shares of Common Stock, unvested restricted stock units and stock options. During the three months ended March 31, 2019, all restricted shares vested.

(2)
Weighted-average shares for all periods presented exclude the effect of the convertible debt as the Company would expect to settle the debt in cash and any shares underlying restricted stock units that are not issuable based on the Company’s level of achievement of certain performance targets through the respective reporting period.

(3)	Refer to the Statements of Operations section for basic and diluted net income (loss) per share attributable to common stockholders and limited partners.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 13

Q1 2020 SUPPLEMENTAL INFORMATION

EBITDA, EBITDAre and Normalized EBITDA (unaudited, in thousands)

	Three Months Ended
	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
Net income (loss)	$86,863	$71,168	$(741,529)	$292,284	$70,971
Adjustments:
Interest expense	64,696	69,628	67,889	69,803	71,254
Depreciation and amortization	124,080	112,307	115,111	118,022	136,555
Provision for income taxes	1,048	719	1,168	1,164	1,211
Proportionate share of adjustments for unconsolidated entities	1,761	1,603	1,337	738	288
EBITDA	$278,448	$255,425	$(556,024)	$482,011	$280,279
Gain on disposition of real estate assets, net	(25,249)	(41,541)	(18,520)	(221,762)	(10,831)
Impairment of real estate	8,380	22,851	3,944	8,308	11,988
EBITDAre	$261,579	$236,735	$(570,600)	$268,557	$281,436
Payments received on fully reserved loans	—	(133)	—	—	—
Acquisition-related expenses	1,523	1,168	1,199	985	985
Litigation and non-routine costs, net	(8,564)	8,659	832,024	(3,769)	(21,492)
Loss (gain) on investments	541	—	28	(5)	470
Loss on derivative instruments, net	—	—	—	24	34
Amortization of above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities	748	504	692	611	731
Loss (gain) on extinguishment and forgiveness of debt, net	1,280	17,413	(975)	1,472	—
Net direct financing lease adjustments	365	387	411	410	409
Straight-line rent	(2,054)	(7,107)	(5,470)	(8,043)	(7,412)
Restructuring expenses	—	356	783	290	9,076
Other adjustments, net	(205)	(3,511)	724	214	(113)
Proportionate share of adjustments for unconsolidated entities	268	(559)	(134)	(198)	(188)
Adjustment for Excluded Properties	—	3	(57)	(203)	—
Normalized EBITDA	$255,481	$253,915	$258,625	$260,345	$263,936

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 14

Q1 2020 SUPPLEMENTAL INFORMATION

Net Operating Income (unaudited, dollars in thousands)

NOI and Cash NOI

	Three Months Ended
	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
Rental revenue - as reported (1)	$298,586	$305,363	$302,985	$312,043	$316,843
Property operating expense - as reported	(30,490)	(34,066)	(30,822)	(32,503)	(32,378)
NOI	268,096	271,297	272,163	279,540	284,465
Adjustments:
Straight-line rent	(2,054)	(7,107)	(5,470)	(8,043)	(7,412)
Amortization of above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities	748	504	692	611	731
Net direct financing lease adjustments	365	387	411	410	409
Unconsolidated joint ventures' pro rata share	2,404	1,920	1,817	1,176	—
Adjustment for Excluded Properties	—	3	(54)	(203)	—
Cash NOI	$269,559	$267,004	$269,559	$273,491	$278,193
___________________________________

(1)
Rental revenue includes percentage rent of $1.4 million, $1.4 million, $0.9 million, $1.2 million and $1.3 million for the three months ended March 31, 2020, December 31, 2019, September 30, 2019, June 30, 2019, and March 31, 2019, respectively.

Normalized Cash NOI

Three Months Ended
March 31, 2020
Cash NOI	$269,559
Adjustments for intra-quarter acquisitions and dispositions (1)	(101)
Normalized Cash NOI	$269,458
___________________________________

(1)
The adjustment eliminates Cash NOI for properties acquired and unconsolidated joint ventures formed during the three months ended March 31, 2020 and replaces Cash NOI for the partial period with an amount estimated to be equivalent to Cash NOI for the full period. The adjustment also eliminates Cash NOI for properties disposed of, including those sold to unconsolidated joint ventures, during the three months ended March 31, 2020.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 15

Q1 2020 SUPPLEMENTAL INFORMATION

Same Store Contract Rental Revenue (unaudited, dollars in thousands)

The Company reviews the stabilized operating results from properties that we refer to as "same store." In determining the same store property pool, we include Operating Properties and properties owned by unconsolidated joint ventures that were owned for the entirety of both the current and prior reporting periods, except for development or redevelopment properties. The following tables show the Company's same store portfolio statistics, which for the three months ended March 31, 2020 included 3,758(1) Operating Properties, with 85.4 million aggregate square feet, acquired prior to January 1, 2019 and owned through March 31, 2020 and the pro rata share of Contract Rental Revenue from properties owned by unconsolidated joint ventures.

	Three Months Ended March 31,		Increase/(Decrease)
	2020	2019	$ Change	% Change
Contract Rental Revenue	$260,683	$260,041	$642	0.2%
Economic Occupancy Rate	99.1%	99.2%	N/A	(0.1)%

		Contract Rental Revenue
	Number of	Three Months Ended March 31,		Increase/(Decrease)
	Properties	2020	2019	$ Change	% Change
Retail	1,983	$110,884	$110,807	$77	0.1%
Restaurant	1,548	54,685	54,647	38	0.1%
Industrial	143	44,264	43,905	359	0.8%
Office	76	50,814	50,645	169	0.3%
Other (2)	8	36	37	(1)	(2.7)%
Total	3,758	$260,683	$260,041	$642	0.2%
___________________________________

(1)	Development and expansion properties are included in the same store population if the placed in service date was prior to January 1, 2019.

(2)	Other properties include billboards, land and parking lots.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 16

Q1 2020 SUPPLEMENTAL INFORMATION

Adjusted Principal Outstanding and Preferred Equity Summary (unaudited, dollars in thousands)

Principal Payments Due	Total	2020	2021	2022	2023	2024	2025	2026	Thereafter
Mortgage notes payable	$1,407,771	$89,602	$299,015	$266,951	$124,217	$621,021	$1,078	$1,138	$4,749
Unsecured credit facility	1,771,313	—	—	871,313	900,000	—	—	—	—
Corporate bonds	2,850,000	—	—	—	—	500,000	550,000	600,000	1,200,000
Convertible notes	321,802	321,802	—	—	—	—	—	—	—
Unconsolidated joint ventures' pro rata share	68,360	—	—	—	14,510	53,850	—	—	—
Total Adjusted Principal Outstanding	$6,419,246	$411,404	$299,015	$1,138,264	$1,038,727	$1,174,871	$551,078	$601,138	$1,204,749

Debt Type	Percentage of Adjusted Principal Outstanding	Weighted-Average Interest Rate	Weighted-Average Years to Maturity
Mortgage notes payable	21.9%	5.02%	2.7
Unsecured credit facility	27.6%	2.77%	2.7
Corporate bonds	44.4%	4.21%	6.7
Convertible notes	5.0%	3.75%	0.7
Unconsolidated joint ventures' pro rata share	1.1%	3.34%	3.9
Total	100.0%	3.96%	4.4

Debt Type	Percentage of Adjusted Principal Outstanding	Weighted-Average Interest Rate	Weighted-Average Years to Maturity
Total unsecured debt	77.0%	3.66%	4.8
Total secured debt	23.0%	4.94%	2.8
Total	100.0%	3.96%	4.4

Total fixed-rate debt (1)	86.0%	4.28%	4.7
Total variable-rate debt	14.0%	1.98%	2.1
Total	100.0%	3.96%	4.4

Preferred Equity	Balance (2)	Percent of Total Preferred Equity	Dividend Rate
Series F preferred stock	$773,025	100.0%	6.7%
___________________________________

(1)
Includes $900.0 million of variable rate debt effectively fixed through the use of interest rate swap agreements. Debt payment obligations in future periods are based on the effective interest rates fixed under the agreements.

(2)
Balance represents 30.9 million shares of Series F Preferred Stock (and 30.9 million corresponding general partner Series F Preferred Units) and 49,766 limited partner Series F Preferred Units outstanding at March 31, 2020, multiplied by the liquidation preference of $25 per share.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 17

Q1 2020 SUPPLEMENTAL INFORMATION

Adjusted Principal Outstanding and Preferred Equity Summary (cont.) (unaudited, dollars in millions)

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 18

Q1 2020 SUPPLEMENTAL INFORMATION

Credit Facility and Corporate Bond Covenants (unaudited)

The following is a summary of key financial covenants for the Company's unsecured credit facility and corporate bonds, as defined and calculated per the terms of the facility's credit agreement and the bonds' governing documents, respectively. These calculations, which are not based on GAAP measurements, are presented to investors to show that the Company is in compliance with the financial covenants and are not measures of our liquidity or performance. As of March 31, 2020, the Company believes it is in compliance with these covenants based on the covenant limits and calculations in place at that time.

Unsecured Credit Facility Key Covenants	Required	March 31, 2020
Ratio of total indebtedness to total asset value	≤ 60%	38.4%
Ratio of adjusted EBITDA to fixed charges	≥ 1.5x	3.07x
Ratio of secured indebtedness to total asset value	≤ 45%	7.1%
Ratio of unsecured indebtedness to unencumbered asset value	≤ 60%	38.6%
Ratio of unencumbered adjusted NOI to unsecured interest expense	≥ 1.75x	4.75x

Corporate Bond Key Covenants	Required	March 31, 2020
Limitation on incurrence of total debt	≤ 65%	40.5%
Limitation on incurrence of secured debt	≤ 40%	9.0%
Debt service coverage	≥ 1.5x	3.90x
Maintenance of total unencumbered assets	≥ 150%	259.5%

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 19

Q1 2020 SUPPLEMENTAL INFORMATION

Acquisitions and Dispositions (unaudited, square feet and dollars in thousands)

Acquisitions
The following table summarizes the Company's property acquisition activity during the three months ended March 31, 2020.

Property Type	Number of Properties	Square Feet	Weighted Average Lease Term (Years) (1)	Weighted Average Cash Cap Rate	Purchase Price (2)
Retail	23	185	19.7	6.7%	$108,397
Industrial	1	440	10.0	7.7%	25,550
Build-to-Suit Land (3)	1	—	N/A	N/A	12,250
Total acquisitions	25	625	17.9	6.9%	$146,197

Dispositions
The following table summarizes the Company's disposition activity and the related gains/losses during the three months ended March 31, 2020.

Real Estate	Number of Properties	Square Feet	Weighted Average Lease Term (Years) (4)	Weighted Average Cash Cap Rate (5)	Sale Price	Gain (Loss)
Retail	7	94	12.1	7.1%	$27,853	$5,848
Red Lobster - GGC Participation (6)	2	13	19.4	7.4%	10,183	2,312
Other restaurants	3	9	12.4	4.9%	1,544	703
Office Partnership (7)	2	415	7.3	8.1%	70,169	11,443
Other office	1	63	3.3	9.7%	12,750	(274)
Vacant and other (8)	15	104	N/A	N/A	10,490	5,217
Total real estate dispositions	30	698	9.1	8.0%	$132,989	$25,249
___________________________________

(1)	Represents the remaining lease term from the date of acquisition.

(2)	Excludes acquisition-related expenses capitalized.

(3)
During the three months ended March 31, 2020, the Company purchased one land parcel for build-to-suit development for $12.3 million. Additional development costs of $6.8 million related to the project were capitalized during the three months ended March 31, 2020, and as of March 31, 2020, our estimated remaining investment is $25.5 million. The project is estimated to be completed during the three months ended March 31, 2021, with an estimated cash cap rate of 8.4% and lease term of 20.0 years.

(4)	Represents the remaining lease term from the date of sale.

(5)
Excludes certain properties' cash cap rates considered not meaningful due to factors such as physical and economic vacancy or short remaining lease terms. Of the $133.0 million of dispositions, $122.5 million was used in the total weighted average cash cap rate calculation of 8.0%.

(6)
The Red Lobster properties were sold under an agreement with the tenant, under which the tenant received a portion of the sales proceeds. The sales price and cash cap rate presented are based on our proceeds after making the participation payment to the tenant. The cash cap rate on the gross sales price of $11.9 million was 6.3%.

(7)
The Company sold two consolidated properties to a newly-formed joint venture in which the Company owns a 20% equity interest, for an aggregate gross sale price of $87.7 million. The sale price in the table represents 80% of the gross sale price.

(8)	Represents six vacant retail properties and nine vacant restaurants.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 20

Q1 2020 SUPPLEMENTAL INFORMATION

Diversification Statistics: Real Estate Portfolio (unaudited, percentages based on portfolio Annualized Rental Income)

___________________________________________________
___________________________________________________

___________________________________________________
___________________________________________________

Statistics (square feet in thousands)

Operating Properties	3,853
Rentable Square Feet	89,539
Economic Occupancy Rate	99.1%
Weighted Average Remaining Lease Term	8.3
Investment-Grade Tenants	36.7%
Flat leases	18.9%
NNN leases	62.7%

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 21

Q1 2020 SUPPLEMENTAL INFORMATION

Top 10 Concentrations: Real Estate Portfolio (unaudited, square feet and dollars in thousands)

Tenant Concentration	Number of Leases	Leased Square Feet	Square Feet as a % of Total Portfolio	Annualized Rental Income	Annualized Rental Income as a % of Total Portfolio	Investment Rating
Red Lobster	25	1,524	1.7%	$51,249	4.6%	CCC+
Dollar Tree/Family Dollar	131	3,461	3.9%	39,529	3.6%	BBB-
Dollar General	410	3,794	4.2%	34,983	3.2%	BBB
Walgreens	94	1,332	1.5%	33,211	3.0%	BBB
CVS	91	1,304	1.5%	29,040	2.6%	BBB
FedEx	42	3,028	3.4%	28,567	2.6%	BBB
BJ's Wholesale Club	3	2,223	2.5%	20,565	1.9%	B+
LA Fitness	24	1,042	1.2%	20,295	1.8%	B
Albertson's	26	1,536	1.7%	18,628	1.7%	B+
PetSmart	13	886	1.0%	18,251	1.6%	B-
Total	859	20,130	22.6%	$294,318	26.6%

Tenant Industry Concentration	Number of Leases	Leased Square Feet	Square Feet as a % of Total Portfolio	Annualized Rental Income	Annualized Rental Income as a % of Total Portfolio
Restaurants - Casual Dining	309	3,844	4.3%	$132,710	12.0%
Manufacturing	52	16,468	18.4%	100,518	9.1%
Restaurants - Quick Service	794	3,182	3.6%	97,322	8.8%
Retail - Discount	570	9,180	10.3%	91,618	8.3%
Retail - Pharmacy	201	3,047	3.4%	69,464	6.3%
Retail - Home & Garden	112	8,360	9.3%	61,497	5.5%
Retail - Grocery & Supermarket	68	4,295	4.8%	49,654	4.5%
Retail - Motor Vehicle	183	6,138	6.9%	48,791	4.4%
Finance	161	1,989	2.2%	42,764	3.9%
Professional Services	48	3,231	3.6%	40,643	3.7%
Total	2,498	59,734	66.8%	$734,981	66.5%

Geographic Concentration	Number of Properties	Rentable Square Feet	Square Feet as a % of Total Portfolio	Annualized Rental Income	Annualized Rental Income as a % of Total Portfolio
Texas	544	10,460	11.7%	$143,948	13.0%
Ohio	279	8,508	9.5%	68,916	6.2%
Illinois	154	4,674	5.2%	64,767	5.8%
Florida	250	4,282	4.8%	64,209	5.8%
Georgia	170	3,419	3.8%	41,324	3.7%
Pennsylvania	103	3,764	4.2%	40,249	3.6%
California	61	3,324	3.7%	39,368	3.5%
Indiana	132	4,498	5.0%	39,226	3.5%
North Carolina	149	3,265	3.6%	35,594	3.2%
New Jersey	30	1,609	1.8%	34,647	3.1%
Total	1,872	47,803	53.3%	$572,248	51.4%

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 22

Q1 2020 SUPPLEMENTAL INFORMATION

Top 10 Concentrations: Real Estate Portfolio (unaudited, square feet and dollars in thousands)

Metropolitan Statistical Area (MSA) Concentration	Number of Properties	Rentable Square Feet	Square Feet as a % of Total Portfolio	Annualized Rental Income	Annualized Rental Income as a % of Total Portfolio
Chicago, IL	98	3,987	4.5%	$55,105	5.0%
Dallas, TX	110	3,434	3.8%	49,254	4.4%
Atlanta, GA	73	2,440	2.7%	25,629	2.3%
Phoenix, AZ	48	1,327	1.5%	24,747	2.2%
Houston, TX	86	2,337	2.6%	24,680	2.2%
New York, NY	24	1,094	1.2%	24,274	2.2%
Boston, MA	21	1,594	1.8%	21,836	2.0%
Philadelphia, PA	37	1,133	1.3%	20,183	1.8%
Cincinnati, OH	40	2,264	2.5%	17,755	1.6%
Indianapolis, IN	41	1,721	1.9%	17,163	1.5%
Total	578	21,331	23.8%	$280,626	25.2%

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 23

Q1 2020 SUPPLEMENTAL INFORMATION

Tenants Comprising Over 1% of Annualized Rental Income (unaudited, square feet and dollars in thousands)

Tenant	Number of Leases	Leased Square Feet	Square Feet as a % of Total Portfolio	Annualized Rental Income	Annualized Rental Income as a % of Total Portfolio	Investment Rating
Red Lobster	25	1,524	1.7%	$51,249	4.6%	CCC+
Dollar Tree/Family Dollar	131	3,461	3.9%	39,529	3.6%	BBB-
Dollar General	410	3,794	4.2%	34,983	3.2%	BBB
Walgreens	94	1,332	1.5%	33,211	3.0%	BBB
CVS	91	1,304	1.5%	29,040	2.6%	BBB
FedEx	42	3,028	3.4%	28,567	2.6%	BBB
BJ's Wholesale Club	3	2,223	2.5%	20,565	1.9%	B+
LA Fitness	24	1,042	1.2%	20,295	1.8%	B
Albertson's	26	1,536	1.7%	18,628	1.7%	B+
PetSmart	13	886	1.0%	18,251	1.6%	B-
Goodyear	7	4,728	5.3%	17,417	1.6%	BB-
Tractor Supply	61	1,274	1.4%	16,573	1.5%	NR
General Service Administration	14	705	0.8%	14,452	1.3%	AA+
At Home	5	1,406	1.6%	12,112	1.1%	CCC+
Advance Auto Parts	104	716	0.8%	11,884	1.1%	BBB-
Lowe's	14	1,751	2.0%	11,442	1.0%	BBB+
Total	1,064	30,710	34.5%	$378,198	34.2%

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 24

Q1 2020 SUPPLEMENTAL INFORMATION

Diversification: Tenant Industry (unaudited, square feet and dollars in thousands)

Industry	Number of Leases	Leased Square Feet	Leased Square Feet as a % of Total Portfolio	Annualized Rental Income	Annualized Rental Income as a % of Total Portfolio
Administration & Support Services	3	425	0.5%	$3,960	0.4%
Agricultural	2	138	0.1%	1,245	0.1%
Education	5	219	0.2%	2,155	0.2%
Entertainment & Recreation	38	1,689	1.9%	40,151	3.6%
Finance	161	1,989	2.2%	42,764	3.9%
Government & Public Services	19	860	1.0%	16,136	1.4%
Healthcare	10	917	1.0%	14,442	1.3%
Information & Communication	6	505	0.6%	7,535	0.7%
Insurance	13	1,435	1.6%	29,093	2.6%
Logistics	45	3,730	4.2%	34,137	3.1%
Manufacturing	52	16,468	18.4%	100,518	9.1%
Mining & Natural Resources	4	413	0.5%	6,605	0.6%
Other Services	10	474	0.5%	3,191	0.3%
Professional Services	48	3,231	3.6%	40,643	3.7%
Rental	11	734	0.8%	7,143	0.6%
Restaurants - Casual Dining	309	3,844	4.3%	132,710	12.0%
Restaurants - Quick Service	794	3,182	3.6%	97,322	8.8%
Retail - Apparel & Jewelry	13	1,428	1.6%	16,682	1.5%
Retail - Department Stores	12	1,021	1.1%	8,224	0.7%
Retail - Discount	570	9,180	10.3%	91,618	8.3%
Retail - Electronics & Appliances	16	1,615	1.8%	10,875	1.0%
Retail - Gas & Convenience	125	694	0.8%	33,227	3.0%
Retail - Grocery & Supermarket	68	4,295	4.8%	49,654	4.5%
Retail - Hobby, Books & Music	16	2,104	2.3%	13,326	1.2%
Retail - Home & Garden	112	8,360	9.3%	61,497	5.5%
Retail - Home Furnishings	43	2,672	3.0%	31,577	2.8%
Retail - Internet	1	1,423	1.6%	6,797	0.6%
Retail - Medical Services	63	541	0.6%	11,997	1.1%
Retail - Motor Vehicle	183	6,138	6.9%	48,791	4.4%
Retail - Office Supply	3	56	0.1%	747	0.1%
Retail - Pet Supply	17	944	1.0%	19,307	1.7%
Retail - Pharmacy	201	3,047	3.4%	69,464	6.3%
Retail - Specialty (Other)	19	536	0.6%	5,957	0.5%
Retail - Sporting Goods	21	1,719	1.9%	22,795	2.0%
Retail - Warehouse Clubs	5	2,466	2.8%	22,754	2.0%
Other	18	227	0.2%	5,379	0.4%
Total	3,036	88,719	99.1%	$1,110,418	100.0%

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 25

Q1 2020 SUPPLEMENTAL INFORMATION

Diversification: Property Geographic (unaudited, square feet and dollars in thousands)

Location	Number of Properties	Rentable Square Feet	Square Feet as a % of Total Portfolio	Annualized Rental Income	Annualized Rental Income as a % of Total Portfolio
United States
Alabama	153	1,729	1.9%	$27,342	2.5%
Alaska	3	25	—%	814	0.1%
Arizona	77	1,941	2.2%	34,354	3.1%
Arkansas	94	1,179	1.3%	14,012	1.3%
California	61	3,324	3.7%	39,368	3.5%
Colorado	45	1,680	1.9%	25,633	2.3%
Connecticut	15	81	0.1%	2,067	0.2%
Delaware	7	69	0.1%	1,308	0.1%
Florida	250	4,282	4.8%	64,209	5.8%
Georgia	170	3,419	3.8%	41,324	3.7%
Idaho	16	130	0.1%	3,130	0.3%
Illinois	154	4,674	5.2%	64,767	5.8%
Indiana	132	4,498	5.0%	39,226	3.5%
Iowa	46	1,067	1.2%	12,420	1.1%
Kansas	41	2,207	2.5%	9,935	0.9%
Kentucky	74	1,966	2.2%	21,635	1.9%
Louisiana	90	2,798	3.1%	27,787	2.5%
Maine	26	703	0.8%	9,123	0.8%
Maryland	27	596	0.7%	14,198	1.3%
Massachusetts	28	2,340	2.6%	26,783	2.4%
Michigan	165	1,949	2.2%	33,570	3.0%
Minnesota	52	793	0.9%	12,767	1.2%
Mississippi	74	1,913	2.1%	14,560	1.3%
Missouri	149	1,686	1.9%	22,702	2.0%
Montana	9	115	0.1%	1,948	0.2%
Nebraska	19	335	0.4%	5,868	0.5%
Nevada	28	717	0.8%	8,491	0.8%
New Hampshire	16	240	0.3%	4,077	0.4%
New Jersey	30	1,609	1.8%	34,647	3.1%
New Mexico	41	763	0.8%	10,113	0.9%
New York	69	1,483	1.7%	25,993	2.3%
North Carolina	149	3,265	3.6%	35,594	3.2%
North Dakota	12	211	0.2%	4,348	0.4%
Ohio	279	8,508	9.5%	68,916	6.2%
Oklahoma	75	2,060	2.3%	25,048	2.3%
Oregon	13	88	0.1%	1,918	0.2%
Pennsylvania	103	3,764	4.2%	40,249	3.6%
Rhode Island	4	141	0.2%	2,259	0.2%
South Carolina	100	2,198	2.4%	21,533	1.9%
South Dakota	12	180	0.2%	2,169	0.2%
Tennessee	106	2,885	3.2%	28,398	2.6%
Texas	544	10,460	11.7%	143,948	13.0%
Utah	11	515	0.6%	5,780	0.5%
Vermont	6	53	0.1%	1,132	0.1%
Virginia	99	2,596	2.9%	33,892	3.1%
Washington	27	762	0.8%	13,636	1.2%
West Virginia	37	238	0.3%	5,468	0.5%

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 26

Q1 2020 SUPPLEMENTAL INFORMATION

Diversification: Property Geographic (cont.) (unaudited, square feet and dollars in thousands)

Location	Number of Properties	Rentable Square Feet	Square Feet as a % of Total Portfolio	Annualized Rental Income	Annualized Rental Income as a % of Total Portfolio
Wisconsin	105	1,168	1.3%	19,718	1.8%
Wyoming	7	48	0.1%	1,137	0.1%
Territories
Puerto Rico	3	88	0.1%	1,104	0.1%
Total	3,853	89,539	100.0%	$1,110,418	100.0%

Percentages based on Annualized Rental Income.

Puerto Rico: 3 Properties, 0.1%
PACIFIC NORTHWEST
75 Properties
2.0%
PACIFIC SOUTHWEST
263 Properties
11.1%
MIDWEST
887 Properties
20.5%
SOUTHWEST
803 Properties
19.0%
NORTHEAST
194 Properties
9.6%
MID-ATLANTIC
626 Properties
16.7%
SOUTHEAST
1,002 Properties
21.0%

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 27

Q1 2020 SUPPLEMENTAL INFORMATION

Lease Expirations (unaudited, square feet and dollars in thousands)

Year of Expiration	Number of Leases Expiring	Leased Square Feet	Leased Square Feet as a % of Total Portfolio	Annualized Rental Income Expiring	Annualized Rental Income Expiring as a % of Total Portfolio
2020	114	1,799	2.0%	$22,614	2.0%
2021	180	8,504	9.6%	78,440	7.1%
2022	241	7,769	8.7%	71,415	6.4%
2023	285	5,026	5.6%	71,324	6.4%
2024	254	10,006	11.3%	120,720	10.9%
2025	267	4,930	5.5%	64,817	5.8%
2026	222	7,840	8.8%	73,528	6.6%
2027	351	7,009	7.9%	98,932	8.9%
2028	306	5,891	6.6%	70,190	6.3%
2029	142	6,126	6.9%	59,180	5.3%
Thereafter	674	23,819	26.2%	379,258	34.3%
Total	3,036	88,719	99.1%	$1,110,418	100.0%

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 28

Q1 2020 SUPPLEMENTAL INFORMATION

Lease Expirations (cont.) (unaudited, square feet and dollars in thousands)

Year of Expiration	Number of Leases Expiring	Leased Square Feet	Square Feet as a % of Total Portfolio	Annualized Rental Income Expiring	Annualized Rental Income Expiring as a % of Total Portfolio
2020
Retail	46	528	0.6%	$6,522	0.6%
Restaurant	55	270	0.3%	5,668	0.5%
Industrial	3	471	0.5%	1,576	0.1%
Office	7	530	0.6%	8,338	0.8%
Other (1)	3	—	—%	510	—%
Total 2020	114	1,799	2.0%	$22,614	2.0%

2021
Retail	72	1,218	1.4%	$19,732	1.8%
Restaurant	76	370	0.4%	9,336	0.9%
Industrial	12	5,158	5.8%	19,058	1.7%
Office	18	1,758	2.0%	30,254	2.7%
Other (1)	2	—	—%	60	—%
Total 2021	180	8,504	9.6%	$78,440	7.1%

2022
Retail	149	1,614	1.8%	$25,524	2.3%
Restaurant	56	268	0.3%	7,115	0.6%
Industrial	22	4,730	5.3%	16,935	1.5%
Office	13	1,157	1.3%	21,768	2.0%
Other (1)	1	—	—%	73	—%
Total 2022	241	7,769	8.7%	$71,415	6.4%

2023
Retail	180	2,434	2.7%	$32,225	2.9%
Restaurant	73	295	0.3%	7,790	0.7%
Industrial	17	1,351	1.5%	12,076	1.1%
Office	10	946	1.1%	18,767	1.7%
Other (1)	5	—	—%	466	—%
Total 2023	285	5,026	5.6%	$71,324	6.4%

___________________________________

(1)	Includes redevelopment property, billboards, land and parking lots.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 29

Q1 2020 SUPPLEMENTAL INFORMATION

Lease Expirations (cont.) (unaudited, square feet and dollars in thousands)

Year of Expiration	Number of Leases Expiring	Leased Square Feet	Square Feet as a % of Total Portfolio	Annualized Rental Income Expiring	Annualized Rental Income Expiring as a % of Total Portfolio
2024
Retail	139	2,570	2.9%	$35,985	3.3%
Restaurant	76	338	0.4%	8,708	0.8%
Industrial	12	3,459	3.9%	14,958	1.3%
Office	25	3,639	4.1%	60,875	5.5%
Other (1)	2	—	—%	194	—%
Total 2024	254	10,006	11.3%	$120,720	10.9%

2025
Retail	174	2,191	2.4%	$31,925	2.9%
Restaurant	74	303	0.3%	8,364	0.7%
Industrial	13	1,853	2.1%	15,104	1.4%
Office	6	583	0.7%	9,424	0.8%
Total 2025	267	4,930	5.5%	$64,817	5.8%

2026
Retail	92	1,933	2.2%	$22,002	2.0%
Restaurant	108	490	0.5%	17,206	1.5%
Industrial	14	4,804	5.4%	21,704	2.0%
Office	7	613	0.7%	12,470	1.1%
Other (1)	1	—	—%	146	—%
Total 2026	222	7,840	8.8%	$73,528	6.6%

2027
Retail	241	3,846	4.3%	$50,668	4.6%
Restaurant	97	857	1.0%	27,740	2.5%
Industrial	9	1,751	2.0%	12,365	1.1%
Office	4	555	0.6%	8,159	0.7%
Total 2027	351	7,009	7.9%	$98,932	8.9%
___________________________________

(1)	Includes redevelopment property, billboards, land and parking lots.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 30

Q1 2020 SUPPLEMENTAL INFORMATION

Lease Expirations (cont.) (unaudited, square feet and dollars in thousands)

Year of Expiration	Number of Leases Expiring	Leased Square Feet	Square Feet as a % of Total Portfolio	Annualized Rental Income Expiring	Annualized Rental Income Expiring as a % of Total Portfolio
2028
Retail	182	2,965	3.3%	$38,719	3.5%
Restaurant	98	350	0.4%	11,224	1.0%
Industrial	19	2,166	2.4%	14,524	1.3%
Office	7	410	0.5%	5,723	0.5%
Total 2028	306	5,891	6.6%	$70,190	6.3%

2029
Retail	86	2,377	2.7%	$28,592	2.6%
Restaurant	48	281	0.3%	9,662	0.9%
Industrial	6	3,015	3.4%	13,810	1.2%
Office	2	453	0.5%	7,116	0.6%
Total 2029	142	6,126	6.9%	$59,180	5.3%

Thereafter
Retail	334	11,953	13.2%	$204,402	18.4%
Restaurant	314	3,121	3.4%	114,754	10.4%
Industrial	16	7,966	8.8%	42,036	3.8%
Office	6	779	0.8%	17,851	1.6%
Other (1)	4	—	—%	215	0.1%
Total Thereafter	674	23,819	26.2%	$379,258	34.3%

Total Remaining Lease Expirations	3,036	88,719	99.1%	$1,110,418	100.0%
___________________________________

(1)	Includes redevelopment property, billboards, land and parking lots.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 31

Q1 2020 SUPPLEMENTAL INFORMATION

Lease Summary (unaudited)

Rent Escalations
(square feet and dollars in thousands)

	Number of Leases	Leased Square Feet	Leased Square Feet as a % of Total Portfolio	Annualized Rental Income	Annualized Rental Income as a % of Total Portfolio
Fixed dollar or percent increase	1,937	61,872	69.1%	$792,095	71.3%
CPI	171	7,387	8.3%	108,463	9.8%
Flat	928	19,460	21.7%	209,860	18.9%
Total	3,036	88,719	99.1%	$1,110,418	100.0%

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 32

Q1 2020 SUPPLEMENTAL INFORMATION

Lease Summary (cont.) (unaudited)

Tenant Expense Obligation
(square feet and dollars in thousands)

	Number of Leases	Leased Square Feet	Leased Square Feet as a % of Total Portfolio	Annualized Rental Income	Annualized Rental Income as a % of Total Portfolio
NNN	2,127	52,996	59.2%	$695,803	62.7%
NN	879	34,377	38.4%	383,289	34.5%
Other (1)	30	1,346	1.5%	31,326	2.8%
Total	3,036	88,719	99.1%	$1,110,418	100.0%
___________________________________

(1)	Includes gross, modified gross and billboard leases.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 33

Q1 2020 SUPPLEMENTAL INFORMATION

Property Type Diversification and Rent Coverage (unaudited, square feet and dollars in thousands)

Property Type Diversification

Property Type	Number of Properties (1)	Rentable Square Feet	Square Feet as a % of Total Portfolio	Annualized Rental Income	Annualized Rental Income as a % of Total Portfolio
Retail (1)	2,072	33,965	37.9%	$496,296	44.7%
Restaurant	1,548	7,134	8.0%	227,567	20.5%
Industrial	147	36,735	41.0%	184,146	16.6%
Office	76	11,705	13.1%	200,745	18.1%
Other (2)	10	—	—%	1,664	0.1%
Total	3,853	89,539	100.0%	$1,110,418	100.0%
___________________________________
(1) Includes six anchored shopping centers, representing 1.1% of Annualized Rental Income.
(2) Includes redevelopment property, billboards, construction in progress, land and parking lots.

Rent Coverage
The following table shows weighted-average rent coverage for retail and restaurant properties calculated as our tenants' property level EBITDAR (earnings before interest, tax, depreciation, amortization and rent), prior to the deduction of any corporate overhead expenses, for the most recently provided trailing twelve-month period, divided by annualized March 2020 rent per the lease terms. (1)

Property Type	Number of Properties (2)	2020 Rent Coverage
Retail and Restaurant	1,505	2.62	x
__________________________________

(1)	In certain cases, property level EBITDAR reflects a period of less than twelve months, annualized.

(2)
Property level performance data was collected for 92.7% of retail and restaurant properties required to provide unit level financial information, representing 45.3% of retail and restaurant properties owned at March 31, 2020 (excluding vacant and dark properties; percentages based on property count).

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 34

Q1 2020 SUPPLEMENTAL INFORMATION

Diversification by Property Type: Retail (unaudited, percentages based on Annualized Rental Income of the retail properties)

____________________________________________________
______________________________________________________

_________________________________________________
_________________________________________________

Statistics (square feet in thousands)

Operating Properties	2,072
Rentable Square Feet	33,965
Economic Occupancy Rate	99.0%
Weighted Average Remaining Lease Term	9.1
Investment-Grade Tenants	45.6%
Flat leases	27.8%
NNN leases	66.2%

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 35

Q1 2020 SUPPLEMENTAL INFORMATION

Diversification by Property Type: Restaurants (unaudited, percentages based on Annualized Rental Income of the restaurant properties)

______________________________________________________
______________________________________________________

_________________________________________________
_________________________________________________

Statistics (square feet in thousands)

Operating Properties	1,548
Rentable Square Feet	7,134
Economic Occupancy Rate	97.3%
Weighted Average Remaining Lease Term	10.6
Investment-Grade Tenants	3.4%
Flat leases	8.7%
NNN leases	99.3%

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 36

Q1 2020 SUPPLEMENTAL INFORMATION

Diversification by Property Type: Industrial (unaudited, percentages based on Annualized Rental Income of the industrial properties)

____________________________________________________
______________________________________________________

_________________________________________________
_________________________________________________

Statistics (square feet in thousands)

Operating Properties	147
Rentable Square Feet	36,735
Economic Occupancy Rate	100.0%
Weighted Average Remaining Lease Term	7.3
Investment-Grade Tenants	36.1%
Flat leases	17.4%
NNN leases	53.1%

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 37

Q1 2020 SUPPLEMENTAL INFORMATION

Diversification by Property Type: Office (unaudited, percentages based on Annualized Rental Income of the office properties)

____________________________________________________
______________________________________________________

_________________________________________________
_________________________________________________

Statistics (square feet in thousands)

Operating Properties	76
Rentable Square Feet	11,705
Economic Occupancy Rate	97.6%
Weighted Average Remaining Lease Term	4.7
Investment-Grade Tenants	52.8%
Flat leases	9.8%
NNN leases	21.6%

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 38

Q1 2020 SUPPLEMENTAL INFORMATION

Unconsolidated Joint Venture Investment Summary (unaudited, square feet and dollars in thousands)

Unconsolidated Joint Venture Investments

Joint Venture	Legal Ownership %	Property Type	Number of Properties	Pro Rata Share of Gross Real Estate Investments	Pro Rata Share of Rentable Square Feet	Pro Rata Share of Annualized Rental Income	Pro Rata Share of Adjusted Principal Outstanding
Industrial Partnership	20%	Industrial	6	$82,520	952	$5,267	$53,850
Office Partnership	20%	Office	3	24,257	112	1,978	14,510
Faison JV Bethlehem GA	90%	Retail	1	40,075	295	3,540	—
Total				$146,852	1,359	$10,785	$68,360

Acquisitions
The following table summarizes property acquisition activity by the Company's unconsolidated joint ventures during the three months ended March 31, 2020.

Joint Venture	Number of Properties	Square Feet (2)	Purchase Price (2)
Office Partnership (1)	1	29	$6,612	(3)
__________________________________

(1)	Excludes properties contributed to the unconsolidated joint venture by the Company.

(2)	Square feet and purchase price represent the Company's pro rata share based on its legal ownership percentage.

(3)	The Company’s cash contribution to purchase the property was $2.7 million.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 39

Q1 2020 SUPPLEMENTAL INFORMATION

Definitions (unaudited, in thousands, except share and per share data)

Annualized Rental Income is rental revenue under our leases on Operating Properties on a straight-line basis, which includes the effect of rent escalations and any tenant concessions, such as free rent, and our pro rata share of such revenues from properties owned by unconsolidated joint ventures. Annualized Rental Income excludes any adjustments to rental income due to changes in the collectability assessment, contingent rent, such as percentage rent, and operating expense reimbursements. Management uses Annualized Rental Income as a basis for tenant, industry and geographic concentrations and other metrics within the portfolio. Annualized Rental Income is not indicative of future performance.

Cash Cap Rate equals the estimated future 12-month Cash NOI, excluding any rent concessions or abatements, at acquisition or disposition divided by the purchase or sale price. For properties acquired or disposed of as a portfolio, the amount presented represents the portfolio cash cap rate. For development projects, Cash Cap Rate equals the estimated future 12-month NOI from the date rent commences divided by the total estimated investment. For certain properties, the Cash Cap Rate is equal to future 12-month Contract Rental Revenue, excluding any rent concessions or abatements, divided by the purchase price or sale price, as the majority of the Company's properties are subject to Triple Net Leases.

Contract Rental Revenue includes minimum rent, percentage rent and other contingent consideration, and rental revenue from parking and storage space and the Company's pro rata share of such revenues from properties owned by unconsolidated joint ventures. Contract Rental Revenue excludes GAAP adjustments, such as straight-line rent and amortization of above-market lease assets and below-market lease liabilities. Contract Rental Revenue includes such revenues from properties subject to a direct financing lease, and omits the Contract Rental Revenue related to Excluded Properties. The Company believes that Contract Rental Revenue is a useful non-GAAP supplemental measure to investors and analysts for assessing performance. However, Contract Rental Revenue should not be considered as an alternative to revenue, as computed in accordance with GAAP, or as an indicator of the Company's financial performance. Contract Rental Revenue may not be comparable to similarly titled measures of other companies.

The following table shows the calculation of Contract Rental Revenue for the three months ended March 31, 2020 and 2019 (dollar amounts in thousands):

	Three Months Ended March 31,
	2020	2019
Rental revenue - as reported	$298,586	$316,843
Adjustments:
Costs reimbursed related to CAM, property operating expenses and ground leases	(27,506)	(27,370)
Straight-line rent	(2,055)	(7,412)
Amortization of above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities	748	731
Net direct financing lease adjustments	365	409
Other non-contract rental revenue	69	(3)
Unconsolidated joint ventures' pro rata share	2,480	—
Contract Rental Revenue	$272,687	$283,198

CPI is a lease in which base rent is adjusted based on changes in a consumer price index.
Direct Financing Lease is a lease that requires specific treatment due to the significance of the lease payments from the inception of the lease compared to the fair value of the property, term of the lease, a transfer of ownership, or a bargain purchase option. These leases are recorded as a net asset on the balance sheet. The amount booked is calculated as the fair value of the remaining lease payments on the leases and the estimated fair value of any expected residual property value at the end of the lease term.

Double Net Lease ("NN") is a lease under which the tenant agrees to pay all operating expenses associated with the property (e.g., real estate taxes, insurance, maintenance), but excludes some or all major repairs (e.g., roof, structure, parking lot).

VEREIT, Inc. | WWW.VEREIT.COM | 40

Q1 2020 SUPPLEMENTAL INFORMATION

Definitions (cont.) (unaudited, in thousands, except share and per share data)

Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), EBITDA for Real Estate ("EBITDAre") and Normalized EBITDA
Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc. ("Nareit"), an industry trade group, has promulgated a supplemental performance measure known as Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate. Nareit defines EBITDAre as net income or loss computed in accordance with GAAP, adjusted for interest expense, income tax expense (benefit), depreciation and amortization, impairment write-downs on real estate, gains or losses from disposition of property and our pro rata share of EBITDAre adjustments related to unconsolidated partnerships and joint ventures. We calculated EBITDAre in accordance with Nareit's definition described above.
In addition to EBITDAre, we use Normalized EBITDA as a non-GAAP supplemental performance measure to evaluate the operating performance of the Company. Normalized EBITDA, as defined by the Company, represents EBITDAre, modified to exclude non-routine items such as acquisition-related expenses, litigation and non-routine costs, net, net revenue or expense earned or incurred that is related to the services agreement associated with a discontinued operation, gains or losses on sale of investment securities or mortgage notes receivable, payments on fully reserved loan receivables and restructuring expenses. We also exclude certain non-cash items such as impairments of goodwill and intangible assets, straight-line rental revenue, gains or losses on derivatives, gains or losses on the extinguishment or forgiveness of debt, write-off of program development costs, and amortization of intangibles, above-market lease assets and below-market lease liabilities. Normalized EBITDA omits the Normalized EBITDA impact of Excluded Properties. Management believes that excluding these costs from EBITDAre provides investors with supplemental performance information that is consistent with the performance models and analysis used by management, and provides investors a view of the performance of our portfolio over time. Therefore, EBITDA, EBITDAre and Normalized EBITDA should not be considered as an alternative to net income, as computed in accordance with GAAP. The Company uses EBITDA, EBITDAre and Normalized EBITDA as one measure of its operating performance when formulating corporate goals and evaluating the effectiveness of the Company's strategies. Normalized EBITDA may not be comparable to similarly titled measures of other companies.
Economic Occupancy Rate equals the sum of Leased Square Feet divided by Rentable Square Feet.
Enterprise Value equals the sum of the Implied Equity Market Capitalization, preferred stock and Net Debt.
Excluded Properties are properties for which (i) the related mortgage loan is in default, and (ii) management decides to transfer the properties to the lender in connection with settling the mortgage note obligation. Certain non-GAAP measures and operating metrics omit the impact of such properties for the month beginning with the date that such criteria are met and ending with the disposition date, in order to better reflect the ongoing operations of the Company.
At and during the three months ended March 31, 2020, December 31, 2019 and September 30, 2019, there were no Excluded Properties. At and during the three months ended June 30, 2019, there was one Excluded Property which was an office property comprising 145,186 square feet, of which 6,926 square feet was vacant, with Principal Outstanding of $19.5 million. At and during the three months ended March 31, 2019, there were no Excluded Properties.
Fixed Charge Coverage Ratio is the sum of (i) Interest Expense, excluding non-cash amortization, (ii) secured debt principal amortization on Adjusted Principal Outstanding and (iii) dividends attributable to preferred shares divided by Normalized EBITDA. Management believes that Fixed Charge Coverage Ratio is a useful supplemental measure of our ability to satisfy fixed financing obligations.
Flat Lease is a lease that requires equal rent payments, with no increases, throughout the initial term of the lease agreement. A Flat Lease may include a period of free rent at the beginning or end of the lease.
Funds from Operations ("FFO") and Adjusted Funds from Operations ("AFFO")
Due to certain unique operating characteristics of real estate companies, as discussed below, Nareit has promulgated a supplemental performance measure known as FFO, which we believe to be an appropriate supplemental performance measure to reflect the operating performance of a REIT. FFO is not equivalent to our net income or loss as determined under GAAP.

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Q1 2020 SUPPLEMENTAL INFORMATION

Definitions (cont.) (unaudited, in thousands, except share and per share data)

Nareit defines FFO as net income or loss computed in accordance with GAAP adjusted for gains or losses from disposition of property, depreciation and amortization of real estate assets, impairment write-downs on real estate, and our pro rata share of FFO adjustments related to unconsolidated partnerships and joint ventures. We calculate FFO in accordance with Nareit's definition described above.
In addition to FFO, we use AFFO as a non-GAAP supplemental financial performance measure to evaluate the operating performance of the Company. AFFO, as defined by the Company, excludes from FFO non-routine items such as acquisition-related expenses, litigation and non-routine costs, net, net revenue or expense earned or incurred that is related to the services agreement associated with a discontinued operation, gains or losses on sale of investment securities or mortgage notes receivable, payments on fully reserved loan receivables and restructuring expenses. We also exclude certain non-cash items such as impairments of goodwill and intangible assets, straight-line rent, net direct financing lease adjustments, gains or losses on derivatives, reserves for loan loss, gains or losses on the extinguishment or forgiveness of debt, non-current portion of the tax benefit or expense, equity-based compensation and amortization of intangible assets, deferred financing costs, premiums and discounts on debt and investments, above-market lease assets and below-market lease liabilities. We omit the impact of the Excluded Properties and related non-recourse mortgage notes from FFO to calculate AFFO. Management believes that excluding these costs from FFO provides investors with supplemental performance information that is consistent with the performance models and analysis used by management, and provides investors a view of the performance of our portfolio over time. AFFO allows for a comparison of the performance of our operations with other publicly-traded REITs, as AFFO, or an equivalent measure, is routinely reported by publicly-traded REITs, and we believe often used by analysts and investors for comparison purposes.
For all of these reasons, we believe FFO and AFFO, in addition to net income (loss), as defined by GAAP, are helpful supplemental performance measures and useful in understanding the various ways in which our management evaluates the performance of the Company over time. However, not all REITs calculate FFO and AFFO the same way, so comparisons with other REITs may not be meaningful. FFO and AFFO should not be considered as alternatives to net income (loss) and are not intended to be used as a liquidity measure indicative of cash flow available to fund our cash needs. Neither the SEC, Nareit, nor any other regulatory body has evaluated the acceptability of the exclusions used to adjust FFO in order to calculate AFFO and its use as a non-GAAP financial performance measure.
GAAP is an abbreviation for generally accepted accounting principles in the United States.
Gross Lease is a lease under which the landlord is responsible for all expenses associated with the property (e.g., real estate taxes, insurance, maintenance and repairs).
Gross Real Estate Investments represent total gross real estate and related assets of Operating Properties, equity investments in the Cole REITs, investment in direct financing leases, investment securities backed by real estate and mortgage notes receivable, and the Company's pro rata share of such amounts related to properties owned by unconsolidated joint ventures, net of gross intangible lease liabilities. As discussed in the About the Data section, prior to April 1, 2019, gross real estate investments included net investments in unconsolidated entities, not the Company's pro rata share of unconsolidated joint ventures' Gross Real Estate Investments. We believe that the presentation of Gross Real Estate Investments, which shows our total investments in real estate and related assets, in connection with Net Debt, provides useful information to investors to assess our overall financial flexibility, capital structure and leverage. Gross Real Estate Investments should not be considered as an alternative to the Company's real estate investments balance as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with, and as a supplement to, the Company's financial information prepared in accordance with GAAP.
The following table shows a reconciliation of Gross Real Estate Investments to the amounts presented in accordance with GAAP on the balance sheet for the periods presented (dollar amounts in thousands):

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Q1 2020 SUPPLEMENTAL INFORMATION

Definitions (cont.) (unaudited, in thousands, except share and per share data)

	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
Total real estate investments, at cost - as reported	$14,751,458	$14,843,870	$14,925,539	$15,043,975	$15,570,486
Adjustments:
Investment in unconsolidated entities	—	—	—	—	35,790
Investment in Cole REITs	7,009	7,552	7,552	7,552	7,552
Gross assets held for sale	104,064	36,210	91,444	28,312	45,064
Investment in direct financing leases, net	8,951	9,341	9,914	10,323	10,735
Mortgage notes receivable, net	—	—	—	1,687	1,713
Gross intangible lease liabilities	(236,378)	(242,898)	(244,908)	(246,135)	(259,976)
Unconsolidated joint ventures' pro rata share	146,852	121,873	121,567	121,295	—
Gross Real Estate Investments - Excluded Properties	—	—	—	(16,700)	—
Gross Real Estate Investments	$14,781,956	$14,775,948	$14,911,108	$14,950,309	$15,411,364
Implied Equity Market Capitalization equals shares of common stock outstanding, multiplied by the closing sale price of the Company's stock as reported on the New York Stock Exchange.
Industry is derived from the North American Industry Classification System, NAICS, which is a system used by federal statistical agencies to classify business establishments, for the purpose of collecting, analyzing, and publishing statistical data related to the U.S. business economy.
Interest Coverage Ratio equals Normalized EBITDA divided by Interest Expense, excluding non-cash amortization. Management believes that Interest Coverage Ratio is a useful supplemental measure of our ability to service our debt obligations.
Interest Expense, excluding non-cash amortization is a non-GAAP measure that represents interest expense incurred on the outstanding principal balance of our debt and the Company's pro rata share of the unconsolidated joint ventures' outstanding principal balance. This measure excludes (i) the amortization of deferred financing costs, premiums and discounts, which is included in interest expense in accordance with GAAP, and (ii) the impact of Excluded Properties and related non-recourse mortgage notes. We believe that the presentation of Interest Expense, excluding non-cash amortization, which shows the interest expense on our contractual debt obligations, provides useful information to investors to assess our overall solvency and financial flexibility. Interest Expense, excluding non-cash amortization should not be considered as an alternative to the Company's interest expense as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to the Company's financial information prepared in accordance with GAAP.
The following table shows a reconciliation of Interest Expense, excluding non-cash amortization to interest expense presented in accordance with GAAP on the statements of operations for the periods presented (dollar amounts in thousands):

	Three Months Ended
	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
Interest expense - as reported	$(64,696)	$(69,628)	$(67,889)	$(69,803)	$(71,254)
Adjustments:
Amortization of deferred financing costs and other non-cash charges	(2,924)	(5,395)	(3,254)	(3,348)	(3,546)
Amortization of net premiums	772	1,569	1,114	1,397	1,328
Unconsolidated joint ventures' pro rata share	(579)	(490)	(490)	(171)	—
Interest Expense, excluding non-cash amortization - Excluded Properties	—	—	(16)	(208)	—
Interest Expense, excluding non-cash amortization	$(63,123)	$(66,292)	$(66,223)	$(67,815)	$(69,036)
Investment-Grade Tenants are those with a Standard & Poor’s credit rating of BBB- or higher or a Moody’s credit rating of Baa3 or higher.  The ratings may reflect those assigned by Standard & Poor’s or Moody’s to the lease guarantor or the parent company, as applicable.

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Q1 2020 SUPPLEMENTAL INFORMATION

Definitions (cont.) (unaudited, in thousands, except share and per share data)

Leased Square Feet is Rentable Square Feet leased (including month-to-month agreements).
Metropolitan Statistical Area (MSA) is a large metropolitan area represented by a large group of zip codes, as defined by Real Capital Analytics.
Modified Gross Lease is a lease under which the landlord is responsible for most expenses associated with the property (e.g., real estate taxes, insurance, maintenance and repairs), but passes through some operating expenses to the tenant.
Net Debt, Principal Outstanding and Adjusted Principal Outstanding
Principal Outstanding is a non-GAAP measure that represents the Company's outstanding principal debt balance, excluding certain GAAP adjustments, such as premiums and discounts, financing and issuance costs, and related accumulated amortization. Adjusted Principal Outstanding includes the Company's pro rata share of the unconsolidated joint ventures' outstanding principal debt balance and omits the outstanding principal balance of mortgage notes secured by Excluded Properties. We believe that the presentation of Principal Outstanding and Adjusted Principal Outstanding, which show our contractual debt obligations, provides useful information to investors to assess our overall financial flexibility, capital structure and leverage. Principal Outstanding and Adjusted Principal Outstanding should not be considered as alternatives to the Company's consolidated debt balance as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with, and as a supplement to, the Company's financial information prepared in accordance with GAAP.
Net Debt is a non-GAAP measure used to show the Company's Adjusted Principal Outstanding, less all cash and cash equivalents and the Company's pro rata share of unconsolidated joint ventures' cash and cash equivalents. As discussed in the About the Data section, Net Debt at September 30, 2019 includes the impact of the amounts payable in cash pursuant to the Class Action Settlement. We believe that the presentation of Net Debt provides useful information to investors because our management reviews Net Debt as part of its management of our overall liquidity, financial flexibility, capital structure and leverage.
The following table shows a reconciliation of Net Debt, Principal Outstanding and Adjusted Principal Outstanding to the amounts presented in accordance with GAAP on the balance sheet for the periods presented (dollar amounts in thousands):

	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
Mortgage notes payable, net	$1,405,701	$1,528,134	$1,717,817	$1,745,331	$1,918,826
Corporate bonds, net	2,814,474	2,813,739	2,622,320	2,621,130	2,619,956
Convertible debt, net	319,120	318,183	397,726	396,766	395,823
Credit facility, net	1,767,306	1,045,669	895,351	895,033	1,089,725
Total debt - as reported	6,306,601	5,705,725	5,633,214	5,658,260	6,024,330
Deferred financing costs, net	37,896	39,721	39,807	42,085	44,602
Net discounts (premiums)	6,389	5,413	(4,322)	(5,435)	(6,726)
Principal Outstanding	6,350,886	5,750,859	5,668,699	5,694,910	6,062,206
Unconsolidated joint ventures' pro rata share	68,360	53,850	53,850	53,850	—
Principal Outstanding - Excluded Properties	—	—	—	(19,525)	—
Adjusted Principal Outstanding	$6,419,246	$5,804,709	$5,722,549	$5,729,235	$6,062,206
Cash and cash equivalents	(600,945)	(12,921)	(1,029,315)	(211,510)	(12,788)
Pro rata share of unconsolidated joint ventures' cash and cash equivalents	(2,567)	(1,480)	(1,046)	(2,920)	—
Amounts payable in cash pursuant to the Class Action Settlement	—	—	966,315	—	—
Net Debt	$5,815,734	$5,790,308	$5,658,503	$5,514,805	$6,049,418
Net Debt Leverage Ratio equals Net Debt divided by Gross Real Estate Investments. We believe that the presentation of Net Debt Leverage Ratio provides useful information to investors because our management reviews Net Debt Leverage Ratio as part of its management of our overall liquidity, financial flexibility, capital structure and leverage.

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Q1 2020 SUPPLEMENTAL INFORMATION

Definitions (cont.) (unaudited, in thousands, except share and per share data)

Net Debt to Normalized EBITDA Annualized equals Net Debt divided by the respective quarter Normalized EBITDA multiplied by four. We believe that the presentation of Net Debt to Normalized EBITDA Annualized provides useful information to investors because our management reviews Net Debt to Normalized EBITDA Annualized as part of its management of our overall liquidity, financial flexibility, capital structure and leverage.
Net Operating Income ("NOI") and Cash NOI
NOI is a non-GAAP performance measure used to evaluate the operating performance of a real estate company. NOI represents total revenues less property operating expenses and excludes fee revenue earned for services to our unconsolidated real estate joint ventures, impairment, depreciation and amortization, general and administrative expenses, acquisition-related expenses, litigation and non-routine costs, net and restructuring expenses. Cash NOI excludes the impact of certain GAAP adjustments to rental revenue, such as straight-line rent adjustments and amortization of above-market intangible lease assets and below-market lease intangible liabilities. Cash NOI includes the pro rata share of such amounts from properties owned by unconsolidated joint ventures and omits the Cash NOI impact of Excluded Properties. It is management's view that NOI and Cash NOI provide investors relevant and useful information because it reflects only income and operating expense items that are incurred at the property level and presents them on an unleveraged basis. NOI and Cash NOI should not be considered as an alternative to operating income. Further, NOI and Cash NOI may not be comparable to similarly titled measures of other companies.
The following table shows the calculation of NOI and Cash NOI for the periods presented (dollar amounts in thousands):

	Three Months Ended
	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
Total revenues	$299,182	$305,685	$303,301	$312,188	$316,880
Less total operating expenses	(170,965)	(196,373)	(998,366)	(172,755)	(184,336)
Partnership fee revenue	(596)	(322)	(316)	(145)	(37)
Acquisition-related expenses	1,523	1,168	1,199	985	985
Litigation and non-routine costs, net	(8,564)	8,659	832,024	(3,769)	(21,492)
General and administrative	15,056	16,966	14,483	16,416	14,846
Depreciation and amortization	124,080	112,307	115,111	118,022	136,555
Impairment of real estate	8,380	22,851	3,944	8,308	11,988
Restructuring expenses	—	356	783	290	9,076
NOI	268,096	271,297	272,163	279,540	284,465
Straight-line rent	(2,054)	(7,107)	(5,470)	(8,043)	(7,412)
Amortization of above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities	748	504	692	611	731
Net direct financing lease adjustments	365	387	411	410	409
Unconsolidated joint ventures' pro rata share	2,404	1,920	1,817	1,176	—
Cash NOI - Excluded Properties	—	3	(54)	(203)	—
Cash NOI	$269,559	$267,004	$269,559	$273,491	$278,193
Normalized Cash NOI equals our Cash NOI for our most recently reported quarter and eliminates the Cash NOI for properties acquired or developments completed during the most recently reported quarter and replaces Cash NOI for the partial period with an amount estimated to be equivalent to Cash NOI for the full period. Additionally, Normalized Cash NOI eliminates the Cash NOI contributed by properties disposed of during the most recently reported period. It is management's view that Normalized Cash NOI provides investors relevant and useful information because it reflects only the Cash NOI of properties owned as of the most recent reporting period. Normalized Cash NOI should not be considered as an alternative to operating income.
Normalized EBITDA Annualized equals Normalized EBITDA, for the respective quarter, multiplied by four.
Operating Properties refers to all properties owned and consolidated by the Company except Excluded Properties as of the reporting date.

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Q1 2020 SUPPLEMENTAL INFORMATION

Definitions (cont.) (unaudited, in thousands, except share and per share data)

Property Operating Expense includes reimbursable and non-reimbursable costs to operate a property, including real estate taxes, utilities, insurance, repairs, maintenance, legal, property management fees, etc.
Rentable Square Feet is leasable square feet of Operating Properties and the Company's pro rata share of leasable square feet of properties owned by unconsolidated joint ventures. Rentable Square Feet at March 31, 2020, December 31, 2019, September 30, 2019, June 30, 2019, and March 31, 2019 excludes the square feet of one redevelopment property.
Triple Net Lease ("NNN") is a lease under which the tenant agrees to pay all expenses associated with the property (e.g., real estate taxes, insurance, maintenance and repairs).
Unencumbered Asset Ratio equals unencumbered Gross Real Estate Investments divided by Gross Real Estate Investments. Management believes that Unencumbered Asset Ratio is a useful supplemental measure of our overall liquidity and leverage.
Weighted Average Remaining Lease Term is the number of years remaining on each respective lease, weighted based on Annualized Rental Income.

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